EXHIBIT 21

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                                   EXHIBIT 21

                           Subsidiaries of the Company





                                             Percentage        Jurisdiction of
Subsidiaries                                    Owned          Incorporation
------------                                    -----          -------------

Sun National Bank                               100%           United States

Med-Vine, Inc. (1)                              100%           Delaware



(1)  Med-Vine, Inc. is a wholly owned subsidiary of Sun National Bank